UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Gold Crest Mines, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Gold Crest Mines, Inc.

Notice of 2013 Annual Meeting of Shareholders
To be Held on June 17, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Gold Crest Mines, Inc. (the "Company" or “Gold Crest”), will be held at 10:00 a.m. Pacific Standard time, on June 17, 2013, at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201 to consider and act upon the following matters:

1.	To elect four (4) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified;

2.

To approve the sale of 80% interest in the Company's wholly owned subsidiary, Kisa Gold Mining, Inc., an Alaska corporation, (“Kisa”) to Afranex Gold Limited, an Australian company, including an option to acquire the remaining 20% in the future.

3.	To ratify the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on May 3, 2013 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on May 3, 2013 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy card and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation.

Sincerely,

Terrence J. Dunne
Chairman of the Board, President
and Chief Executive Officer

Gold Crest Mines, Inc.
724 E. Metler Lane
Spokane, Washington 99218
_____________________________

PROXY STATEMENT
Relating to
Annual Meeting of Shareholders
to be held on June 17, 2013
____________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Gold Crest Mines, Inc. (the "Company") to holders of shares of the Company's no par value common stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof (the "Annual Meeting") to be held at 10:00 a.m., local Spokane time on June 17, 2013 at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201 for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about May 20, 2013 and is accompanied by a proxy card for use at the Annual Meeting.

Members of the Company's management are the record and beneficial owners of an aggregate of 12,796,520 shares (approximately 14.23%) of the Company’s outstanding Common Stock. It is management's intention to vote all of their shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of four (4) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified. (See "Election of Directors").

Sale of up to 100% of our Kisa Gold Mining, Inc. Shares

At the Annual Meeting, Shareholders will be asked to consider and to vote on and approve one of two options regarding the sale of Kisa Gold Mining, Inc., our wholly owned subsidiary.

Option 1.

The sale of up to 100% of our ownership interest in Kisa Gold Mining, Inc. to Afranex.  Afranex would purchase 100% of the Kisa shares for 12,500,000 shares of Afranex stock valued at $0.20 per share and a grant of Afranex ordinary share 4-year options to purchase 3,125,000 shares exercisable at $0.25 per share, or

Option 2.

Alternatively, Afranex would purchase 80% of the Kisa shares for 10,000,000 Afranex ordinary shares valued at $0.20 per share with an option to purchase the remaining 20% for Afranex ordinary shares valued at $500,000, on or before June 30, 2015.  Gold Crest would be granted a 4-year option to purchase 2,500,000 ordinary Afranex shares at a price of $0.25 per share.

Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, Shareholders will be asked to ratify the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013. (See "Ratification of Appointment of Independent Registered Public Accounting Firm").

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Because your vote is important, it is requested that you complete and sign the enclosed proxy card and mail it promptly in the return envelope provided. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date; Shares Entitled to Vote. The Board of Directors of the Company has fixed the close of business on May 3, 2013, as the record date (the "Record Date") for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were 89,305,828 issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date.

2.

Quorum. A majority of the shares issued and outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Proxies that are submitted but are not voted for or against (because of abstention, broker non-votes or otherwise) will count toward a quorum and will be treated as present for all matters considered at the meeting.

3.

Vote Required. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting of shareholders at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have no impact on the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the four nominees receiving the highest total number of votes.

If a quorum exists at the Annual Meeting, the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote is required to approve the sale of 80% of the Kisa subsidiary.

If a quorum exists at the Annual Meeting, the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote is required to approve the ratification of the appointment of DeCoria, Maichel & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

4.

Solicitation of Proxies. The Board of Directors requests that you complete, date and sign the proxy card accompanying this Proxy Statement and promptly return the card in the enclosed postage-paid envelope. The accompanying proxy card is solicited on behalf of the Company, and the cost of solicitation will be borne by the Company. Although they do not presently intend to do so, following the original mailing of the Proxy materials, directors, officers and employees of the Company may, without additional remuneration, solicit Proxies by mail, internet, telephone, facsimile, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies. In such cases, the Company will reimburse such holders for their reasonable expenses.

5.	Revocation of Proxy. You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

	•	Deliver to the Company a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

	•	Sign and deliver to the Company a proxy card relating to the same shares and bearing a later date; or

	•	Attend the meeting and vote in person, although attendance at the meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

6.

How Proxies will be Voted. Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted: “FOR” the nominees to the Board of Directors in the election of Directors, “FOR” the approval of the sale of the  Kisa subsidiary. and “FOR” the ratification of the appointment of the Company's independent registered public accounting firm.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting. If the Annual Meeting is postponed or adjourned, your Proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your Proxy until it is voted.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Otherwise, your shares may not be voted and will be recorded as broker non- votes. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a Proxy to do so from the broker or the nominee and you bring the Proxy to the Annual Meeting.

7.	Voting Power. Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.
8.

Recommendation of the Board of Directors. The Board of Directors of the Company believes the proposals described herein are in the best interests of the Company and its Shareholders and, accordingly, recommends that the Shareholders vote "FOR" the proposals identified in the Notice.

9.

Required Approvals. By unanimous consent, the Board of Directors of the Company unanimously adopted resolutions to: (1) nominate for re-election Terrence J. Dunne, Matt J. Colbert, Robert W. O’Brien, and Daniel R. McKinney, Sr. to the Board of Directors of the Company to serve for a one-year term or until their respective successors are qualified and elected; (2) to approve the sale of the  Kisa subsidiary and (3) to appoint DeCoria, Maichal & Teague P.S. as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

10.

Dissenters' Rights.  The Nevada Revised Statutes do not provide for dissenters' rights in the case of a sale of assets.  Therefore, there are no dissenters' rights applicable to any matters to be considered at the Annual Meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

At the meeting, four (4) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

The Proxies appointed in the accompanying proxy card intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the four persons named below, all of whom have consented to serve the Company in such capacity if elected. However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies will be voted in favor of the persons who have been nominated by the Board of Directors.

The nominees for Directors, together with certain information with respect to each of them, are as follows:

Name & Address	Age	Position	Date First Elected As Director
Terrence J. Dunne (1) 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	64	Chairman of the Board, President and Chief Executive Officer	12/1/2005
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	45	Chief Financial Officer, Secretary / Treasurer and Director	4/22/2011
Robert W. O’Brien (1) 1511 S. Riegel Ct., Spokane, WA 99212	78	Director	7/2/2004
Daniel R. McKinney Sr. 607 S. Government Way, Spokane, WA 99224	63	Director	4/28/2008

(1) Member of the Audit Committee

Board Recommendation

Your Board of Directors recommends a vote “FOR” each nominee to the Board of Directors.

BOARD OF DIRECTORS OF THE COMPANY

Directors are elected by shareholders at each annual shareholders meeting to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The following individuals are currently serving as members of the Board of Directors of the Company:

Terrence J. Dunne was appointed President of the Company on December 16, 2009. More recently, Mr. Dunne was appointed as Chief Executive Officer of the Company. Mr. Dunne has served as a director of the Company since 2005 and up until December 16, 2009 he had also served as the Company’s Secretary/Treasurer. For more than the past ten years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne is a business consultant, primarily focused on business acquisitions and corporate reorganizations. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984.  Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations. Mr. Dunne is currently serving as a director of Gambit Energy, Inc. and Cardinal Energy Group which both trade on the OTCBB.  Mr. Dunne also serves as a director of a privately held company called Blue Arch Resources. Mr. Dunne is a member of the Audit Committee

The Board has concluded that Terrence Dunne should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience, skills and educational attributes qualify him as an excellent candidate to provide advice and guidance as a member of the company's board of directors.

Matthew J. Colbert has served as the Chief Financial Officer of the Company since December 2007. Mr. Colbert was appointed as Secretary/Treasurer of the Company on December 16, 2009 and on April 22, 2011 he was appointed as a director of the Company. Mr. Colbert has over fourteen years of experience in public and corporate accounting. He has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington. Before being appointed CFO, Mr. Colbert had been the Controller of the Company since August 2007. Mr. Colbert currently serves as the CFO of Josephine Mining Corp., a TSX.V listed mining company. Mr. Colbert also served as CFO and President of Lifestream Technologies, Inc., a publicly traded company. Mr. Colbert also served on Lifestream’s Board of Directors. Earlier in his career, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm.

The Board has concluded that Matthew Colbert should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience managing the Company's financial projects and his technical background as a certified public accountant.

Robert O’Brien has served as a director of the Company since 2004. Mr. O’Brien has over 45 years experience with private and publicly held companies. He has served as an Owner, CEO, Officer, Director, and Accredited Investor in various categories including: Direct Management, Public and Investor Relations, Corporate Relations and Reverse Mergers and Acquisitions. Since July 1996, Mr. O'Brien has owned and operated Spokane Quotation Bureau, LLC, a company that tracks and publishes stock quotations for selected over-the-counter stock trades. Mr. O’Brien graduated from Gonzaga University with a BA degree in Economics. Mr. O’Brien is a member of the Audit Committee

The Board has concluded that Robert O’Brien should serve as a Director of the Company, in light of the company’s current business and structure, because of his successful business ventures in the private sector since 1958 and his 20 years of experience as a Director on several public companies and his experience in mergers and acquisition of public companies.

Daniel R. McKinney, Sr. joined Gold Crest Mines, Inc. as a Director in April of 2008. Mr. McKinney has been a real estate broker for approximately 30 years. He is a principal and developer of commercial and residential real estate projects in Washington, Idaho and Arizona. Since 1989 he has owned and operated a disability management consulting firm and has worked as a senior consultant specializing in negotiated settlements and forensic testimony on disability related court cases. He received a Bachelor of Arts degree in Psychology from Eastern Washington University in 1973 and a Master of Education Degree from Whitworth University in 1977. Mr. McKinney is a past director and officer of Silver Crest Resources, Inc. and a past director and officer of Hanover Gold/Rock Energy Resources.

The Board has concluded that Daniel McKinney, Sr. should serve as a Director of the Company, in light of the company’s current business and structure, because of his experience as a successful business owner for approximately 24 years and his approximately 12 years of experience working with natural resource company mergers and acquisitions as an investor, director and officer.

PROPOSAL 2. TO APPROVE THE SALE OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY KISA GOLD MINING INC.

On February 26, 2013 the Company executed a Term Sheet with Afranex Gold Limited (“Afranex”), a company related to the Company’s joint venture partner North Fork Resources Pty Ltd.  The term sheet was amended on March 26, 2013.  Afranex proposed to purchase our wholly owned subsidiary, Kisa Gold Mining, Inc. (“Kisa”) in one of two proposed options.

Option 1.

Subject to shareholder approval, the Company proposes to sell up to 100% of our ownership interest in Kisa Gold Mining, Inc. to Afranex.  Afranex would purchase 100% of the Kisa shares for 12,500,000 shares of Afranex stock valued at AUD$0.20 per share and a grant of Afranex ordinary share 4-year options to purchase 3,125,000 shares exercisable at AUD$0.25 per share.

Option 2.

Alternatively, Afranex would purchase 80% of the Kisa shares for 10,000,000 Afranex ordinary shares valued at AUD$0.20 per share with an option to purchase the remaining 20% for Afranex ordinary shares valued at AUD$500,000, on or before June 30, 2015.  Gold Crest would be granted a 4-year option to purchase 2,500,000 ordinary Afranex shares at a price of AUD$0.25 per share.

Kisa’s only assets include the Company’s Southwest Kuskokwim Project and the Buckstock Project areas which consist of exploration properties in southwest Alaska comprised of 42,280 acres of State of Alaska-owned lands.

Discussion

Afranex Terms Sheet

The following is a breakdown of the main details of the Terms Sheet, which incorporates the final amendments to the terms sheet:

1.

Consideration:

a.

Afranex agrees to pay Gold Crest the sum of $100,000 (of which $25,000 was advanced to Gold Crest from Afranex as of December 31, 2012 and a total of $65,000 as of the date of this filing), and

b.

10,000,000 fully paid ordinary shares in the capital of Afranex at an issue price of AUD$0.20 per share, or that number of shares depending on the way Afanex decides to become an ASX-listed company. (Consideration Shares).

c.

2,500,000 unlisted options to be issued fully paid, ordinary shares in Afanex, exercisable at AUD$0.25 per option and expiring four years from the date of grant.

2.

Completion of the Acquisition is conditional on the satisfaction (or waiver by the parties) of the certain conditions precedent such as due diligence by Afranex on Kisa, the approval of the board of Afranex as well as the approval of the shareholders of Gold Crest among other conditions.  If these conditions are not satisfied or waived by June 30, 2013, this term sheet agreement will expire.

3.

Settlement of the Acquisition will occur on that date which is five business days of satisfaction (or waiver) of the conditions precedent.  At settlement Afranex will settle the consideration discussed above and Gold Crest will deliver the share certificates in respect of the Kisa Shares.  An agreement that an incorporated joint venture is created between Afranex or Parent and Kisa on the terms and conditions of the joint venture.

4.

Afranex may, by written notice to Gold Crest at any time up to June 30, 2015, elect to acquire all (and not part) of Gold Crest’s remaining fully paid,  Kisa shares in return for the issue of AUD$500,000 worth of Afranex fully paid, ordinary shares if by IPO, or parent shares if Backdoor Listing (Option Shares).

5.

Notwithstanding the fact that this Terms Sheet is legally binding on the Parties, Afranex and Gold Crest agree to enter into a formal share sale and purchase agreement to more fully document the terms of the Acquisition (to be prepared by Afranex’s solicitors) which shall be on terms acceptable to Kisa and Afranex (acting reasonably) and which shall be consistent with the terms set out in this Terms Sheet.

Impact on the North Fork Option Master Earn-in Agreement.

On January 27, 2010, the Company, through its wholly owned subsidiary, Kisa signed an option agreement with North Fork Resources Pty Ltd (“North Fork”), a company related to Afranex Gold Limited in that they are managed by key executives and directors of each company.  Afranex has informed us that it will acquire North Fork, Pty, Ltd. as a subsidiary. The agreement grants North Fork an exclusive option to purchase and/or earn an interest in the Company’s Southwest Kuskokwim Project area (“The Projects”). The Projects represent all of the assets owned by Kisa Gold Mining, Inc.

On March 28, 2011 the Master Earn-In agreement (“the Agreement”) with North Fork was executed which maintained the same terms as the originals terms.

The following is a breakdown of the proposed earn-in terms, as amended:

1.

The initial interest at the time North Fork exercises its option to earn into The Projects will be as follows:

a.

Gold Crest Mines, Inc. – 100%

b.

North Fork – 0%

2.

North Fork can earn a 51% interest in The Projects by the expenditure of $3,000,000 on The Projects by October 31, 2013.

3.

If North Fork withdraws from the Joint Venture prior to earning a 51% interest in The Projects, it will have no further interest in The Projects.

4.

North Fork can earn an additional 24% interest in The Projects, taking its total interest to 75% by the expenditure of an additional $3,000,000 by October 31, 2016.

5.

North Fork can earn a total interest of 90% in any of The Projects claim blocks by the completion of a Bankable Feasibility Study.

6.

Gold Crest Mines, Inc. will retain a free carried 10% interest in The Projects up to a Decision to Mine at which point it can elect to contribute at 10% or dilute to a 2% Net Smelter Royalty.

7.

North Fork is obliged to keep The Projects in good standing.

8.

North Fork is the sole manager of The Projects and will make all decisions in regards to the exploration programs.

One of the main concerns of the Company is to make sure that the money required to be spent on The Projects is still spent either through the North Fork Agreement or through Afranex as the new owner of Kisa. Afranex informs us that it has received accepted offers from all shareholders of North Fork to acquire 100% of the shares of North Fork, thereby making North Fork a subsidiary of Afranex.

Afranex has informed the Company that it intends to advance the Kisa Projects.

Afranex informs us that it has acquired ownership of the neighboring properties which abut the Company’s Luna property, a part of the Kisa Projects.  Afranex desires to consolidate the various projects into one entity Afranex believes that this consolidated ownership will be more attractive to its investors and raising the necessary funds to advance the Projects, thereby creating and adding value to the Afranex ordinary shares which will include Gold Crest as a new Afranex shareholder.

Possible adverse outcomes from the sale of Kisa to Afranex, and the Company’s response to them.

The Company’s management has discussed the possible adverse effects of selling Kisa to Afranex and believe that some of the primary adverse impacts might cause the Company to be considered a “shell” company.  The Company plans to seek out new acquisitions before the possible sale of Kisa.  We cannot offer any assurance that we will be successful in avoiding shell status.

Another possible adverse consequence of selling Kisa is that there is no guarantee that the newly acquired Afranex ordinary shares will retain their value and the Afranex shares may lose a significant portion of their value.

Afranex is now the Company’s third earn in partner on its Alaska properties after the first two partners withdrew for various reasons before the initial earn in was ever obtained. Since its initial exploration season in 2007, the Company’s earn in partners have paid all the State of Alaska annual fees and annual affidavit of labor fees on the Company’s behalf. The Company realizes that it would have to abandon the Alaska properties if there were not an earn in partner because our low share price makes it very difficult to raise the required funds necessary to pay the annual rental fees and annual affidavit of labor fees or do any significant exploration activities.  Management felt that it would be very difficult to attract a fourth credible earn in partner if North Fork were to withdraw.  In light of these circumstances management believes that the Afranex proposal to acquire Kisa is in our Company's best interest.

Board Recommendation

The proposal to approve the sale of the Company’s wholly owned subsidiary Kisa Gold Mining, Inc. will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote “FOR” the approval of the sale of the Company’s wholly owned subsidiary Kisa Gold Mining, Inc.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm DeCoria, Maichel & Teague P.S. (“dm-t”) as its independent certified public accountants for the Company for the fiscal year ending December 31, 2013. At the Annual Meeting, Shareholders will be asked to ratify the appointment of dm-t as the independent registered public accounting firm. dm-t has served as the Company's independent auditors and has conducted the audit of the Company's financial statements since 2006. No representative of dm-t is expected to be present at the Annual Meeting. If the appointment of dm-t is not ratified by the required number of votes, the Board will review its future selection of independent registered public accounting firms.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of dm-t as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

AUDIT COMMITTEE REPORT

During fiscal year 2012, Directors Dunne and O’Brien served on the Audit Committee, with Director Dunne serving as the chairperson. The Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly review and the annual audit of the Company's financial statements by dm-t, the Company's independent registered public accounting firm. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm.

As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm that firm's independence.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2012 be included in the Company's 2012 Annual Report on Form 10-KSB filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company.

Terrence J. Dunne
Robert O’Brien

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

Audit Fees
The aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 and reviews of the consolidated financial statements included in the Company’s Forms 10-Q were $36,000 and $26,500, respectively.

Audit Related Fees
There were no fees billed in the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements, and not reported under “Audit Fees” above.

Tax Fees
The Company incurred nil and $2,500 for professional services for tax compliance, tax advice and tax planning rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning for fiscal 2012 and 2011, respectively.

All Other Fees
The Company incurred no other fees during the last two fiscal years for products and services rendered by the Company’s principal accountant.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accountants. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting. All services provided by the Company's independent registered public accounting firm in each of the last two fiscal years were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2012 there were three meetings of the Board of Directors. All Directors were present at each meeting. It is the Company's policy that members of the Board of Directors should attend all annual meetings of Shareholders except for absences due to causes beyond the reasonable control of the Directors. The Company did not hold an annual meeting of shareholders during 2012.

Affirmative Determinations Regarding Director Independence

“Independent director” means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In determining the matter of director independence, the following independence criteria were utilized:

(1)

a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(2)

a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)

compensation for board or board committee service;

(ii)

compensation paid to a Family Member who is an employee (other than an executive officer) of the company ; or

(iii)

benefits under a tax-qualified retirement plan, or non-discretionary compensation

(3)

Other relationships include:

(i)

a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer, or a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company's securities; or(b) payments under non-discretionary charitable contribution matching programs.

(ii)

a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(iii)

a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the company's audit at any time during any of the past three years.

The Board of Directors has determined that each of the following Directors is an "independent director" as such term is defined by the rules of the Financial Industry Regulatory Authority ("FINRA"), and the Securities Exchange Commission (the "SEC"):

Robert O’Brien
Daniel R. McKinney, Sr.

In determining the matter of independence, Messrs O’Brien and McKinney had no transactions, relationships or arrangements with the Company within the last three years. Mr. McKinney had shares granted to him as directors’ fees, and both Mr. O’Brien and Mr. McKinney had investment participation in the Company’s private placements on the same terms as all other investors in that offering.

Audit Committee

The Company has an audit committee established in accordance with the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for the purpose of overseeing the Company's accounting and financial reporting processes, the audits of the financial statements, as well as compliance with legal and regulatory requirements. The Audit Committee is also responsible for appointing and reviewing the performance of the Company's independent registered public accounting firm. The members of the Company's audit committee are Terrence Dunne and Robert O’Brien. Mr. O’Brien is deemed to be an independent director as that term is defined under the listing standards of FINRA. The Board of Directors has determined that Terrence Dunne meets the SEC definition of an “audit committee financial expert”.  The Audit Committee held one meeting during 2012. The Company does not have a written Audit Committee Charter.

The Audit Committee discussed with our independent registered public accounting firm, DeCoria, Maichel & Teague P.S. (“dm-t”) who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Audit Committee and dm-t also reviewed management's assessment, which was included in management's report on internal control over financial reporting and dm-t's opinion on the effectiveness of the company's internal control over financial reporting as of December 31, 2012.

The Audit Committee has discussed with dm-t that firm's independence from management and us, and has received from dm-t the written disclosures and letter required by the Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining dm-t's independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, with both management and our independent registered public accounting firm. The Audit Committee's review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Nominating and Corporate Governance Committee

The entire board of directors comprise the Company’s Nominating and Corporate Governance Committee. Mr. McKinney and Mr. O’Brien are independent members of that Committee. The Corporate Governance and Nominating Committee is responsible for developing the Company’s approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of the Company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of the Company’s internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board’s relationship with the management of the Company, monitoring the quality and effectiveness of the Company’s corporate governance system and ensuring the effectiveness and integrity of the Company’s communication and reporting to shareholders and the public generally. The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, though an individual will be considered regardless of race, ethnicity, gender or physical disability. The Nominating and Corporate Governance Committee did not hold any meetings in 2012. The Company does not have a written charter for the Nominating and Corporate Governance Committee.

Compensation Committee

The entire board of directors comprises the Company’s Compensation Committee. Mr. McKinney and Mr. O’Brien are independent members of that Committee. The Compensation Committee is responsible for setting the compensation for the officers and the other agents and employees of the corporation. The Committee may delegate the authority to set the compensation of the officers, agents, and employees to the President. No officer may be prevented from receiving compensation as an officer solely because the officer is also a director of the corporation. The Committee shall fix the amount or salary to be paid to each director for service as a director or for attendance at each meeting of the Board. Salary or payment for service as a director shall not preclude a director from serving the corporation in any other capacity or from receiving compensation for service in that other capacity.  The Board of Directors has determined that a Compensation Committee is not currently necessary because the Company is a small business. The Company does not have a written charter for the Compensation Committee.

The compensation for the President and Chief Financial Officer, as the executive officers of the Company, is generally set on an annual basis by the disinterested members of the Board. In determining the appropriate compensation levels for the executive officers, the Board of Directors considers a number of factors, including, but not limited to the executive officers' mining experience and experience with the Company, and the level of compensation paid by the Company's peers in the mining industry. There is currently no compensation paid to the Board of Directors, except that at the discretion of the board, a newly appointed board member may receive shares as compensation which would be approved by the entire Board of Directors. Although there are no other non-executive employees, the President and Chief Financial Officer have been authorized by the Board of Directors to set the salaries and wages of the non-executive employees of the Company, subject to the review of the Board of Directors.

Communication with the Board of Directors

Shareholders may send communications to the Board of Directors of the Company by addressing such correspondence to:

Terrence J. Dunne
Chairman of the Board
Gold Crest Mines, Inc.
724 E. Metler Lane
Spokane, WA 99218

As Chairman of the Board, Mr. Dunne monitors shareholder communications, forwards correspondence to the appropriate committee(s) or Director(s), and facilitates an appropriate response.

Code of Ethics

We have adopted a Code of Conduct and Ethics for our Directors, Officers and employees. A copy of our Code of Conduct and Ethics can be obtained at no cost, by telephone at (509) 893-0171, by mail at: Gold Crest Mines, Inc., 724 East Metler Lane, Spokane, Washington 99218, attention: Investor Relations. We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board Leadership Structure

The Company’s Board leadership is structured such that the Chairman of the Board of Directors, Terrence J. Dunne, is also the Chief Executive Officer. We have determined that this leadership structure is appropriate for the size of the Company as it provides for more efficient management of the Company by eliminating the duplication of duties and lowering the overall cost of management. Additionally, the combined leadership structure allows the Chairman to be aware of the daily operations of the Company and aware of any developments that may need to be brought to the Board’s attention. The Company does not have a lead independent director, but believes that two of the five current board members are independent directors, and the Board believes this provides sufficient risk oversight for the Company. The Board’s risk oversight function is primarily vested with the Audit Committee which is comprised of one independent director, Robert O’Brien, although all Board members evaluate the risks taken by the Company, whether independent or not.

COMPENSATION OF DIRECTORS

During 2012, none of the Directors of the Company were paid any compensation for services as a Director.  In the past, it has been determined by the Board of Directors what amount of restricted Common Stock should be issued to each newly appointed director. There is no compensation plan related to the Board of Directors and as such no Director receives annual compensation or any additional fees for attendance at Board of Directors' meetings.

The following table sets forth information with regard to compensation earned by non-employee Directors in 2012. Compensation earned by Matthew Colbert and Terrence Dunne, as employee Directors, is included in the "Executive Compensation" section of this Proxy Statement.

Director Compensation

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert O’Brien	-	-	-	-	-	-	-
Daniel R. McKinney, Sr.	-	-	-	-	-	-	-
Gordon F. Lee	-	-	-	-	-	-	-

(1)

Directors Terrence J. Dunne and Matthew J. Colbert are executive officers of the Company; therefore, disclosure regarding their compensation as Directors is included in the Summary Compensation Table. See Executive Compensation.

EXECUTIVE OFFICERS

The executive officers of the Company, together with certain information with respect to each of them, are as follows:

Name & Address	Age	Position	Date First Elected (1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	64	Chairman of the Board, President, Chief Executive Officer	12/01/2005
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	45	Chief Financial Officer, Director, Secretary and Treasurer	4/22/2011

(1)	Messrs. Dunne and Colbert have been appointed by the Board of Directors to serve in their respective offices until such time that a successor may be appointed by the Board of Directors

Terrence J. Dunne was appointed President of the Company on December 16, 2009. More recently, Mr. Dunne was appointed as Chief Executive Officer of the Company. Mr. Dunne has served as a director of the Company since 2005 and up until December 16, 2009 he had also served as the Company’s Secretary/Treasurer. For more than the past ten years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne is a business consultant, primarily focused on business acquisitions and corporate reorganizations. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984.  Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations. Mr. Dunne is currently serving as a director of Gambit Energy, Inc. and Cardinal Energy Group which both trade on the OTCBB.  Mr. Dunne also serves as a director of a privately held company called Blue Arch Resources. Mr. Dunne is a member of the Audit Committee

Matthew J. Colbert has served as the Chief Financial Officer of the Company since December 2007. Mr. Colbert was appointed as Secretary/Treasurer of the Company on December 16, 2009 and on April 22, 2011 he was appointed as a director of the Company. Mr. Colbert has over fourteen years of experience in public and corporate accounting. He has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington. Before being appointed CFO, Mr. Colbert had been the Controller of the Company since August 2007. Mr. Colbert currently serves as the CFO of Josephine Mining Corp., a TSX.V listed mining company. Mr. Colbert also served as CFO and President of Lifestream Technologies, Inc., a publicly traded company. Mr. Colbert also served on Lifestream’s Board of Directors. Earlier in his career, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Legal Proceedings

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any of the items set forth under Item 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

Compensation of Officers

A summary of cash and other compensation for Terrence J. Dunne, the Company’s President and Chief Executive Officer, and Matthew J. Colbert, the Company's Chief Financial Officer (the "Named Executive Officers"), for the two (2) most recent years is as follows:

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence Dunne President, Chief Executive Officer	2012	$ 24,000	-	-	-	-	-	-	$ 24,000
	2011	$ 28,400	-	-	-	-	-	-	$ 28,400
Matthew Colbert Chief Financial Officer	2012	$ 24,000	-	-	-	-	-	-	$ 24,000
	2011	$ 24,000	-	$ 2,000	-	-	-	-	$ 26,000

(1)	Stock Awards includes fees earned as Directors. The Company has valued all Stock Awards granted at fair value as computed in accordance with FASB Accounting Standards Codification Topic 718.

The compensation of the Named Executive Officers has been set by disinterested members of the Board of Directors. In September of 2008, the Board of Directors approved a compensation plan for our Chief Financial Officer, Matthew J. Colbert that states that he would work part time for $2,000 per month. In October of 2011, the board decided that since Terrence Dunne, serving as president, had worked numerous hours on company activities in the third quarter of 2011, that he be compensated a total of $20,900 for that quarter.  Mr. Dunne had previously never received any compensation from the Company while serving as the President or CEO up until this payment for the third quarter of 2011.  For the remainder of 2011 Mr. Dunne was compensated at a rate of $2,500 per month.  Starting in January of 2012, that amount was adjusted to $2,000 per month which it has stayed to this date.

The Company does not have any employment agreements with its executive officers.  The Company does not have a retirement plan for its executive officers and there is no agreement, plan or arrangement that provides for payments to executive officers in connection with resignation, retirement, termination or a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-end

There were no unexercised options, stock that has not vested or equity incentive plan awards for each of the Named Executive Officers at December 31, 2012, and as such, a table has not been presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of May 3, 2013 regarding the shares of Company Common Stock beneficially owned by: (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each Director of the Company; (iii) the CEO and CFO of the Company (the "Named Executive Officers"); and (iv) all Directors and the Named Executive Officers of the Company as a group. Each holder has sole voting and investment power with respect to shares of the Company Common Stock listed as owned by that person.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	7,972,585	8.93%
Cougar Gold LLC(2) 1700 Lincoln St., Ste 2600, Denver, CO 80203	5,666,667	6.35%
Tony Alford(3) 7040 Interlaken Dr., Kernersville, NC 27284	6,751,440	7.56%

__________________________________________________

(1)

Based upon 89,305,828 outstanding shares of Common Stock on May 3, 2013.

(2)

Cougar Gold LLC is a 5% or greater shareholder. The shares were verified by the schedule 13G filed with the Securities and Exchange Commission on November 19, 2008.  Cougar Gold, LLC is a wholly owned subsidiary of Electrum Gold, LLC. Cougar Gold, LLC is an indirect wholly owned subsidiary of Electrum, Ltd.  Based on the 13G filings we believe that Jan N. Steiert and Garth B. Jensen are the natural persons who exercise voting and dispositive control over these shares through the various entities.

(3)

Mr. Alford is not an Officer or Director of the Company but is a 5% or greater shareholder.

Security Ownership of Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Terrence J. Dunne 1224 W. Riverside Ave., Apt 1006 Spokane, WA 99201	7,972,585	8.93%
Robert W. O’Brien 1511 S. Riegel Ct., Spokane, WA 99212	3,223,935	3.61%
Daniel R. McKinney Sr. 607 S. Government Way, Spokane, WA 99224	1,400,000	1.57%
Matthew J. Colbert 724 E. Metler Lane, Spokane, WA 99218	200,000	0.22%
Gordon F. Lee 724 E. Metler Lane, Spokane, WA 99218	-	-
Total of all executive officers and directors (5 individuals)	12,796,520	14.33%

__________________________________________________

(1)

Based upon 89,305,828 outstanding shares of Common Stock on May 3, 2013.

None of the directors or officers has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights. No shares are pledged as security.  There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

RECENT MARKET PRICES

In October 2007, our common stock began quotation on the OTC Electronic Bulletin Board (“OTCBB”) under the symbol “GCMN”. Prior to October 2007 our common stock was quoted on the over the counter market in the Pink Sheets.

The following table sets forth the range of high and low bid prices as reported by the OTCBB for the periods indicated. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Year	Quarter	High Closing	Low Closing
2011	First Quarter	$0.03	$0.01
	Second Quarter	$0.02	$0.01
	Third Quarter	$0.02	$0.01
	Fourth Quarter	$0.03	$0.01
2012	First Quarter	$0.04	$0.02
	Second Quarter	$0.04	$0.02
	Third Quarter	$0.05	$0.02
	Fourth Quarter	$0.04	$0.01
2013	First Quarter	$0.03	$0.01

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2012, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except for the following:

NAME & NATURE OF AFFILIATION	LATE REPORTS	REPORTS NOT FILED
Terrence J. Dunne, Chairman of the Board, President, Chief Executive Officer & Director	Form 4 (one)	N/A
Matthew J. Colbert, Chief Financial Officer, Secretary – Treasurer & Director	Form 4 (one)	N/A
Robert W. O’Brien, Director	N/A	N/A
Daniel R. McKinney Sr., Director	N/A	N/A
Gordon F. Lee, Director	N/A	N/A

ADDITIONAL SHAREHOLDER INFORMATION

Shareholders

As of May 3, 2013, there were approximately 736 shareholders of record of the Company's Common Stock. As of May 3, 2013, the Company had issued and outstanding 89,305,828 shares of Common Stock.

Shareholder Proposals for 2014 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company's proxy materials for the 2014 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than February 17, 2014 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year's meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company's Annual Report to Shareholders is being mailed to all Shareholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a Shareholder of record will receive a copy of the Company's Form 10-K for the fiscal year ended December 31, 2012. The Company's Form 10-K may also be accessed at the SEC's website at www.sec.gov.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting hereunder.

By Order of the Board of Directors

Terrence J. Dunne
Chairman of the Board, President
and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
GOLD CREST MINES, INC.

The undersigned appoints Terrence J. Dunne, Chairman of the Board, President and Chief Executive Officer, or Matthew J. Colbert, Chief Financial Officer, Director and Secretary/Treasurer of Gold Crest Mines, Inc. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of Gold Crest Mines, Inc., to be held June 17, 2013 beginning at 10:00 a.m. Pacific Standard time, on June 17, 2013, at 601 W. Main Avenue, Basement Conference Room “A”, Spokane, Washington 99201, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to shareholders, a copy of which has been received by the undersigned, as follows:

1.	Election of Directors (check one)

     For All Nominees (Terrence J. Dunne, Matthew J. Colbert, Robert W. O’Brien, and Daniel R. McKinney Sr.)

Withhold All Nominees

Withhold Authority to Vote For Any Individual Nominee. Write name below:

_____________________________________

2.	Ratification of the approval of the sale of a the Company’s wholly owned subsidiary Kisa Mining Corporation (“Kisa”) (check one)

For

Against

Abstain

3.	Ratification of Appointment of Independent Registered Public Accounting Firm (check one)

For

Against

Abstain

The Board of Directors recommends a vote "For" Items 1, 2, and 3. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In the absence of specific instructions, proxies will be voted “For” Items 1, 2, and 3 at the discretion of the Proxy Agents as to any other matters that may properly come before the Annual Meeting of Shareholders.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE ______________________________________________